EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Vision-Sciences, Inc. (the Company) for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Cynthia F. Ansari, Chief Executive Officer of the Company, and Katherine L. Wolf, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 25, 2012	By:	/s/ Cynthia F. Ansari

Cynthia F. Ansari
Chief Executive Officer

Dated: May 25, 2012	By:	/s/ Katherine L. Wolf

Katherine L. Wolf
Chief Financial Officer